Exhibit 10.1

FORM OF REGISTRATION RIGHTS AGREEMENT

REGISTRATION RIGHTS AGREEMENT, dated as of [__________], 2008 (this “Agreement”), by and among Patriot Coal Corporation, a Delaware corporation (the “Company”), ArcLight Energy Partners Fund I, L.P., a Delaware limited partnership, and ArcLight Energy Partners Fund II, L.P., a Delaware limited partnership.

W I T N E S S E T H:

WHEREAS, Magnum Coal Company, a Delaware corporation (“Target”), the Company, Colt Merger Corporation, a Delaware corporation and wholly-owned subsidiary of the Company (“Merger Subsidiary”) and the Stockholder Representative (as defined below), entered into an Agreement and Plan of Merger (the “Merger Agreement”) dated as of [       ], 2008, pursuant to which, among other things, Merger Subsidiary is being merged with and into Target;

WHEREAS, the Company and the Shareholders desire to make certain agreements relating to the registration of Company Securities (as defined below) and certain other matters.

NOW, THEREFORE, in consideration of the premises and of the agreements and covenants set forth herein and in the Merger Agreement, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

ARTICLE 1
DEFINITIONS

Section 1.01. Definitions.  As used in this Agreement, the following terms shall have the following meanings:

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such Person, and, for the purposes hereof, the term “control” means the power to direct the management and policies of such Person (directly or indirectly), whether through ownership of securities, by contract or otherwise (and the terms controlling and controlled have the meanings correlative to the foregoing).

“Business Day” means any day, except a Saturday, Sunday or legal holiday on which banking institutions in The City of New York are authorized or obligated by law or executive order to close.

“Common Stock” means the common stock, par value $0.01 per share, of the Company and any stock into which such Common Stock may thereafter be converted or exchanged in connection with any exchange, conversion, stock split, stock dividend, distribution, recapitalization or similar event of the Company.

“Company Securities” means the Common Stock (i) issued to Shareholders in connection with the Merger and (ii) issued in connection with any exchange, conversion, stock split, stock dividend, distribution, recapitalization or similar event of the Company, with respect to or in exchange or replacement for, the shares of Common Stock referred to in clause (i).
“Damages” shall have the meaning set forth in Section 2.06.

“Delay Notice” shall have the meaning set forth in Section 2.01(f).

“Demand Registration” shall have the meaning set forth in Section 2.01(a).

“Exchange Act” means the Securities Exchange Act of 1934.

“FINRA” means the Financial Industry Regulatory Authority.

“Governmental Authority” means any transnational, or domestic or foreign, federal, state or local governmental authority, department, court, agency or official, including any political subdivision thereof.

“Indemnified Party” shall have the meaning set forth in Section 2.08.

“Indemnifying Party” shall have the meaning set forth in Section 2.08.

“Inspectors” shall have the meaning set forth in Section 2.05(g).

“Lock-Up Period” shall have the meaning set forth in Section 2.04.

“Maximum Offering Size” shall have the meaning set forth in Section 2.01(e).

“Majority Shareholders” shall mean the holders of a majority of the outstanding Registrable Securities held by the Shareholders that are party to this Agreement.

“Merger” means the merger of Merger Subsidiary with and into Target.

“Person” shall mean an individual, partnership, corporation, business trust, joint stock company, limited liability company, unincorporated association, joint venture or other entity of whatever nature.

“Piggyback Registration” shall have the meaning set forth in Section 2.02(a).

“Public Offering” means an underwritten public offering of Registrable Securities of the Company pursuant to an effective registration statement under the Securities Act, other than pursuant to a registration statement on Form S-4, Form S-8 or any similar or successor form.

“Records” shall have the meaning set forth in Section 2.05(g).

“Registering Shareholders” shall have the meaning set forth in Section 2.01(a).

“Registrable Securities” means, at any time, any Company Securities until (i) a registration statement covering such securities has been declared effective by the SEC and such securities have been disposed of pursuant to such effective registration statement, (ii) such securities are sold under circumstances in which all of the applicable conditions of Rule 144 (or any similar provisions then in force) under the Securities Act are met, (iii) such securities can be sold under Rule 144 without limitation, (iv) such securities are otherwise Transferred and such securities may be resold without subsequent registration under the Securities Act, or (v) such securities shall have ceased to be outstanding.

“Registration Documents” shall have the meaning set forth in Section 2.06.

“Registration Expenses” means any and all expenses incident to the performance of or compliance with any registration or marketing of securities, including all (i) applicable registration, filing fees, applicable SEC fees, national securities exchange or inter-dealer quotation system fees, and all other fees and expenses payable in connection with the listing of the Registrable Securities, (ii) fees and expenses of compliance with any securities or “blue sky” laws (including reasonable fees and disbursements of counsel to the underwriters in connection with “blue sky” qualifications of the securities registered and determination of their eligibility for investment under the laws of the various jurisdictions), (iii) expenses in connection with the preparation, printing, mailing and delivery of any registration statements, prospectuses and other documents in connection therewith and any amendments or supplements thereto (including without limitation word processing, duplicating, telephone and facsimile expenses, and messenger and delivery expenses), (iv) internal expenses of the Company (including all salaries and expenses of its officers and employees performing legal or accounting duties), (v) reasonable fees and disbursements of counsel for the Company and customary fees and expenses for independent certified public accountants retained by the Company (including the expenses relating to any comfort letters or costs associated with the delivery by independent certified public accountants of any “cold comfort” letters requested pursuant to Section 2.05(h)), (vi) reasonable fees and expenses of any special experts retained by the Company in connection with such registration, (vii) all reasonable fees and expenses of one counsel (separate from counsel to the Company) for all of the Shareholders participating in the offering selected by the Majority Shareholders, (viii) fees and expenses in connection with any review by the FINRA of the underwriting arrangements or other terms of the offering, and all fees and expenses of any qualified independent underwriter, including the fees and expenses of any counsel thereto, (ix) transfer agents’ and registrars’ fees and expenses and the fees and expenses of any other agent appointed in connection with such offering, (x) expenses relating to any analyst or investor presentations or any “road shows” undertaken in connection with the registration, marketing or selling of the Registrable Securities and (xi) all out-of pocket costs and expenses incurred by the Company or its appropriate officers in connection with their compliance with Section 2.05(m); provided that Registration Expenses shall not include any underwriting fees, discounts and commissions attributable to the sale of Registrable Securities. Except as set forth in clause (viii) above, Registration Expenses shall not include any out-of-pocket expenses of the Shareholders (or the agents who manage their accounts).

“Registration Request” shall have the meaning set forth in Section 2.01.

“Requesting Shareholder” shall have the meaning set forth in Section 2.01.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933.

“Shareholder” means at any time, any Person (other than the Company) who shall then be a party to or bound by this Agreement, so long as such Person shall “beneficially own” (as such term is defined in Rule 13d-3 of the Exchange Act) any Company Securities.

“Stockholder Representative” shall have the meaning assigned to such term in the Merger Agreement.

“Subsidiary” means any corporation or other organization, whether incorporated or unincorporated, of which (i) at least fifty percent (50%) of the securities (or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization) is directly or indirectly owned or controlled by the relevant Person or
(ii) the relevant Person (or any other Subsidiary of the relevant Person) is a general partner.

“Suspension Notice” shall have the meaning set forth in Section 2.01(f).

“Transfer” means, with respect to any Company Securities, (i) when used as a verb, to sell, assign, dispose of, foreclose on a pledge of, or otherwise transfer such Company Securities or any economic participation or interest therein, whether directly or indirectly, or agree or commit to do any of the foregoing and (ii) when used as a noun, a direct or indirect sale, assignment, disposition, foreclosure on a pledge or other transfer of such Company Securities or any participation or interest therein or any agreement or commitment to do any of the foregoing.

“Voting Agreement” means the Voting and Standstill Agreement dated as of March [ ], 2008 by and among the Company, the Stockholder Representative and the other stockholders parties thereto.

Section 1.02. Other Definitional and Interpretative Provisions.  The words “hereof”, “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.  Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular.  Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”, whether or not they are in fact followed by those words or words of like import.  “Writing”, “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form.  References to any agreement or contract are to that agreement or contract as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof; provided that with respect to any agreement or contract listed on any schedules hereto, all such amendments, modifications or supplements must also be listed in the appropriate schedule. References to any Person include the successors and permitted assigns of that Person. References from or through any date mean, unless otherwise specified, from and including or through and including, respectively.  References to any particular statute or law shall be to such statute or law as amended from time to time, and to the rules and regulations promulgated thereunder and enforceable interpretations thereof.

ARTICLE 2
REGISTRATION RIGHTS

Section 2.01. Demand Registration. (a) Subject to Section 2.03, if the Company receives a request (a “Registration Request”) from Majority Shareholders requiring that the Company effect the registration under the Securities Act of all or any portion of the Registrable Securities (the Shareholders whose Registrable Securities are requested to be so registered, the “Requesting Shareholders”), and specifying the intended method of disposition thereof, then the Company shall promptly give notice of such requested registration (each such registration shall be referred to herein as a “Demand Registration”) but no later than 20 Business Days after receipt of the Registration Request to the other Shareholders; provided that no Registrable Securities may be sold and no Registration Request may be made prior to the Initial Lock-up Date (as defined in the Voting Agreement) and no registration statement shall be required to be filed pursuant to a Demand Registration prior to November 1, 2008.  Thereafter, the Company shall use all reasonable efforts to effect, as expeditiously as possible, the registration under the Securities Act and to cause such registration statement to be declared effective by the SEC, of:

(i) all Registrable Securities for which the Majority Shareholders have requested registration under this Section 2.01; and

(ii) all other Registrable Securities of the same class as those requested to be registered by the Majority Shareholders that any Shareholders with rights to request registration under Section 2.02 (all such Shareholders requesting registration, together with the Requesting Shareholders, and any Shareholders participating in a Piggyback Registration pursuant to Section 2.02, the “Registering Shareholders”) have requested the Company to register by request received by the Company within 10 Business Days after such Shareholders receive the Company’s notice of the Demand Registration, all to the extent necessary to permit the disposition (in accordance with the intended methods thereof as aforesaid) of the Registrable Securities so to be registered, subject to the restrictions set forth in Sections 2.01(e) and 2.02(b); provided that, subject to Section 2.01(d), the Company shall not be obligated to effect more than three Demand Registrations and provided further that the Company shall not be obligated to effect a Demand Registration unless the aggregate proceeds expected to be received from the sale of the Registrable Securities requested to be included in such Demand Registration equals or exceeds $50,000,000.  The Company shall use all reasonable efforts to effect the registration of Registrable Securities for distribution in accordance with the intended method of distribution set forth in a written request delivered by the Majority Shareholders.

(b) Promptly after the expiration of the 10-Business Day period referred to in Section 2.01(a)(ii), the Company will notify all Registering Shareholders of the identities of the other Registering Shareholders and the number of shares of Registrable Securities requested to be included therein.  At any time prior to the effective date of the registration statement relating to such registration, the Majority Shareholders may revoke such request, without liability to any of the other Registering Shareholders, by providing a notice to the Company revoking such request; any Shareholder shall have the right to withdraw its request for inclusion of Registrable Securities in any registration statement pursuant to Section 2.01(a) at any time prior to the effective date of such registration statement by giving written notice to the Company of its request to withdraw.  A request, so revoked by the Majority Shareholder, shall be considered to be a Demand Registration unless (i) such revocation arose out of the fault of the Company (in which case the Company shall be obligated to pay all Registration Expenses in connection with such revoked request), (ii) there occurs an event or series of related events that has a material adverse effect on the business, assets condition (financial or otherwise) or results of operations of the Company and its Subsidiaries taken as a whole or (iii) the Requesting Shareholders reimburse the Company for all Registration Expenses of such revoked request incurred through the date of such revocation; provided that the Majority Shareholders may not utilize this clause (iii) more than once.

(c) The Company shall be liable for and pay all Registration Expenses in connection with any Demand Registration, regardless of whether such Registration is effected, except as set forth in Section 2.01(b).

(d) A Demand Registration shall not be deemed to have occurred:

(i) unless the registration statement relating thereto (A) has become effective under the Securities Act and (B) has remained effective for a period of at least 180 days in aggregate (or such shorter period in which all Registrable Securities of the Registering Shareholders included in such registration have actually been sold thereunder); provided that such registration statement shall not be considered a Demand Registration if, after such registration statement becomes effective, (1) such registration statement is interfered with by any stop order, injunction or other order or requirement of any Governmental Authority and (2) less than 75% of the Registrable Securities included in such registration statement have been sold thereunder;

(ii) if the Maximum Offering Size is reduced in accordance with Section 2.01(e) such that less than 66 2/3% of the Registrable Securities of the Requesting Shareholders sought to be included in such registration are included; or

(iii) As permitted pursuant to Section 2.01(b).

(e) If a Demand Registration involves a Public Offering and the managing underwriter advises the Company and the Requesting Shareholders in writing that, in its view, the number of shares of Registrable Securities requested to be included in such registration (including any securities that the Company proposes to be included that are not Registrable Securities) exceeds the largest number of shares that can be sold without having an adverse effect on such offering, including the price at which such shares can be sold (the “Maximum Offering Size”), the Company shall include in such registration, in the priority listed below, up to the Maximum Offering Size:

(i) first, all Registrable Securities requested to be registered by the Registering Shareholders (allocated, if necessary for the offering not to exceed the Maximum Offering Size, pro rata among such entities on the basis of the relative number of Registrable Securities beneficially owned by each);

(ii) second, any securities proposed to be registered by the Company; and

(iii) third, any securities proposed to be registered for the account of any other Persons, with such priorities among them as the Company shall determine.

(f) Upon notice to each Requesting Shareholder or Registering Shareholder, as the case may be, the Company may postpone the filing of any registration statement required to be prepared and filed by it pursuant to this Section 2.01 or suspend efforts to cause such registration statement to be declared effective (in each case, a “Delay Notice”) or suspend the disposition of Registrable Securities pursuant to an effective shelf registration statement and the related prospectus (the “Suspension Notice”) in each case pursuant to this Section 2.01 on no more than two occasions during any period of twelve consecutive months for a reasonable time specified in the notice but not exceeding 90 days in aggregate, if (i) an investment banking firm of recognized national standing shall advise the Company and the Requesting Shareholders in writing that effecting the registration would materially and adversely affect an offering of securities of such Company the preparation of which had then been commenced or (ii) the Company reasonably believes that such registration and offering would require premature disclosure of any material financing, material corporate reorganization or other material transaction or other material matter involving the Company.  Upon receipt of any Delay Notice or Suspension Notice, as the case may be, holders of Registrable Securities selling securities pursuant to an effective registration statement shall forthwith discontinue use of the prospectus contained in such registration statement and, if so directed by the Company, each such holder of Registrable Securities shall deliver to the Company all copies, other than permanent file copies then in such holder’s possession, of the prospectus then covering such Registrable Securities current at the time of receipt of such notice, and, in the event no registration statement has yet been filed, all drafts of the prospectus covering such Registrable Securities.

(g) Except in the case of a Public Offering, Registering Shareholders who intend to sell Registrable Securities pursuant to an effective registration statement must provide the Company two Business Days' notice prior to effecting such sale.

Section 2.02. Piggyback Registration. (a) If the Company proposes to register any Common Stock under the Securities Act following the Initial Lock-up Date (as defined in the Voting Agreement) (other than a registration on Form S-8, S-4 or any successor forms, relating to shares of Common Stock issuable upon exercise of employee stock options or in connection with any employee benefit or similar plan of the Company or in connection with a direct or indirect acquisition by the Company of another Person), whether or not for sale for its own account, the Company shall at each such time give prompt notice at least 20 Business Days prior to the anticipated filing date of the registration statement relating to such registration to each Shareholder, which notice shall set forth such Shareholder’s rights under this Section 2.02 and shall offer such Shareholder the opportunity to include in such registration statement the number of Registrable Securities of the same class or series as those proposed to be registered as each such Shareholder may request (a “Piggyback Registration”), subject to the provisions of Section 2.02(b).  Upon the request of any such Shareholder made within 10 Business Days after the receipt of notice from the Company (which request shall specify the number of Registrable Securities intended to be registered by such Shareholder), the Company shall use all reasonable efforts to effect the registration under the Securities Act of all Registrable Securities that the Company has been so requested to register by all such Shareholders, to the extent required to permit the disposition of the Registrable Securities so to be registered; provided that (i) if such registration involves a Public Offering, all such Registering Shareholders must sell their Registrable Securities to the underwriters selected as provided in Section 2.05(f)(ii) on the same terms and conditions as apply to the Company (it being understood, however, that no underwriting agreement shall require a Shareholder to (x) provide representations and warranties other than in respect of the Shareholder’s organizational matters and its authority to enter into such underwriting agreements (and related agreements such as a custody agreement and a power of attorney), title to the shares of Company Securities to be sold by such Shareholder and information provided in writing by such Shareholder for use in the registration statement or (y) provide indemnification or contribution to any Person other than on substantially the terms set forth in Section 2.07 below), and (ii) if, at any time after giving notice of its intention to register any Company Securities pursuant to this Section 2.02(a) and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register such securities, the Company shall promptly give written notice to all Registering Shareholders after its decision not to register such securities and, thereupon, shall be relieved of its obligation to register any Registrable Securities in connection with such registration. No registration effected under this Section 2.02 shall relieve the Company of its obligations to effect a Demand Registration to the extent required by Section 2.01.  The Company shall pay all Registration Expenses in connection with each Piggyback Registration (whether or not the registration has been effected).

(b) If a Piggyback Registration involves a Public Offering (other than any Demand Registration, in which case the provisions with respect to priority of inclusion in such offering set forth in Section 2.01(e) shall apply) and the managing underwriter advises the Company in writing that, in its view, the number of shares of Common Stock that the Company, the Registering Shareholders and other Persons intend to include in such registration exceeds the Maximum Offering Size, the Company shall include in such registration, in the following priority, up to the Maximum Offering Size:

(i) first, any securities proposed to be registered for the account of any Persons pursuant to a right granted to such Persons by the Company to demand such registration as would not cause the offering to exceed the Maximum Offering Size;

(ii) second, so much of the securities proposed to be registered for the account of the Company as would not cause the offering to exceed the Maximum Offering Size;

(iii) third, all Registrable Securities or securities proposed to be registered for the account of any other Persons that have rights substantially similar to the Piggyback Registration rights granted herein requested to be included in such registration by any Registering Shareholders or such other Persons (allocated, if necessary for the offering not to exceed the Maximum Offering Size, pro rata among such Registering Shareholders and such other Persons on the basis of the relative number of shares of Registrable Securities or securities so requested to be included in such registration by each such Registering Shareholder or Person); and

(iv) fourth, any securities proposed to be registered for the account of any other Persons with such priorities among them as the Company shall determine.

Section 2.03. Other Limits on Demand Registrations. In no event shall the Company be required to effect a Demand Registration within a period of 9 consecutive months after the effective date of any other registration statement relating to any Demand Registration.

Section 2.04. Lock-Up Agreements. If any registration of shares of Common Stock or securities convertible or otherwise linked to Common Stock of the Company shall be effected in connection with an underwritten public offering, if requested by the lead managing underwriter in connection with such underwritten public offering, neither the Company nor any Shareholder shall directly or indirectly Transfer (including for this Section 2.04, (A) if the underwriter or underwriters in such public offering require pledges, encumbrances and hypothecations to be included within the scope of the “lockup” arrangements in connection with such public offering, any pledge, encumbrance and hypothecation, and (B) any short sale or the entry into of any other hedging or other derivative transaction that has the effect of materially changing the economic benefits and risks of ownership of any Company Securities, but excluding any Transfer to an Affiliate so long as no filing under Section 16(a) of the Exchange Act, reporting a change in beneficial ownership of shares of Common Stock, shall be required or shall be voluntarily made during the Lock-Up Period) (except as part of such underwritten public offering) any Company Securities during the period beginning 5 days prior to the effective date of the applicable registration statement until the earlier of (i) such time as the Company and the lead managing underwriter shall agree and (ii) 90 days after the effective date (such period, the “Lock-Up Period” for the applicable registration statement); provided, however, that the foregoing restrictions shall not prevent any delivery of Escrow Shares (as defined in the Merger Agreement) to the Company or any other Indemnified Party (as defined in the Merger Agreement) pursuant to the indemnification obligations set forth in Article 11 of the Merger Agreement; provided, further, that the restrictions on Transfer contained in this Section 2.04 shall only apply in the event that each officer and director of the Company also agrees to such restrictions and remains bound thereby.  Each of the Company and the Shareholders agrees that it shall, upon written request, deliver to the underwriter or underwriters of any offering to which this Section 2.04 is applicable a customary agreement reflecting its agreement set forth in this Section 2.04.  Each Shareholder agrees that if while this Section 2.04 is in effect, it Transfers any Company Securities to an Affiliate, such Transfer shall be conditioned upon such Affiliate agreeing in writing to be bound by this Section 2.04, provided that if such Affiliate ceases to be an Affiliate of the applicable Shareholder, such Affiliate shall Transfer such Company Securities back to the applicable Shareholder prior to ceasing to be an Affiliate of such Shareholder.

Section 2.05. Registration Procedures. Whenever Shareholders request that any Registrable Securities be registered pursuant to Section 2.01 or 2.02, subject to the provisions of such Sections, the Company shall use all reasonable efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof as quickly as practicable, and, in connection with any such request:

(a) The Company shall as expeditiously as possible prepare and file with the SEC a registration statement on any form for which the Company then qualifies or that counsel for the Company shall deem appropriate and which form shall be available for the sale of the Registrable Securities to be registered thereunder in accordance with the intended method of distribution thereof, and prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement, and use all reasonable efforts to cause such filed registration statement to become and remain effective for a period of not less than 180 days (or such shorter period in which all of the Registrable Securities of the Registering Shareholders included in such registration statement shall have actually been sold thereunder); provided, however, that the Company may use Form S-3 (or any substitute form that may be adopted by the SEC) if the Company would qualify to use such form within 30 days of a request pursuant to Section 2.01 or 2.02 and the Company shall not be required to file such registration statement until it is so qualified.

(b) Prior to filing a registration statement or prospectus or any amendment or supplement thereto, the Company shall, if requested, furnish to each Registering Shareholder and each underwriter, if any, of the Registrable Securities covered by such registration statement copies of such registration statement as proposed to be filed, and thereafter the Company shall furnish to such Registering Shareholder and underwriter, if any, such number of copies of such registration statement, each amendment and supplement thereto (in each case including all exhibits thereto and documents incorporated by reference therein), the prospectus included in such registration statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424 or Rule 430A under the Securities Act and such other documents, in all cases including drafts thereof, as such Registering Shareholder or underwriter may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Registering Shareholder.  Each Registering Shareholder shall have the right to request that the Company modify any information contained in such registration statement, amendment and supplement thereto pertaining to such Registering Shareholder and the Company shall use all reasonable efforts to comply with such request; provided, however, that the Company shall not have any obligation so to modify any information if the Company reasonably expects that so doing would cause the prospectus to contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

(c) After the filing of the registration statement, the Company shall (i) cause the related prospectus to be supplemented by any required prospectus supplement, and, as so supplemented, to be filed pursuant to Rule 424 under the Securities Act, (ii) comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such registration statement during the applicable period in accordance with the intended methods of disposition by the Registering Shareholders thereof set forth in such registration statement or supplement to such prospectus and (iii) promptly notify each Registering Shareholder holding Registrable Securities covered by such registration statement of any stop order issued or threatened by the SEC or any state securities commission and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered.

(d) The Company shall use all reasonable efforts to (i) register or qualify the Registrable Securities covered by such registration statement under such other securities or “blue sky” laws of such jurisdictions in the United States as any Registering Shareholder holding such Registrable Securities reasonably (in light of such Shareholder’s intended plan of distribution) requests and (ii) cause such Registrable Securities to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company and do any and all other acts and things that may be reasonably necessary or advisable to enable such Shareholder to consummate the disposition of the Registrable Securities owned by such Shareholder; provided that the Company shall not be required to (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 2.05(d), (B) subject itself to taxation in any such jurisdiction or (C) consent to general service of process in any such jurisdiction.

(e) The Company shall immediately notify each Registering Shareholder holding such Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the occurrence of an event requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and promptly prepare and make available to each Registering Shareholder and file with the SEC any such supplement or amendment.

(f)   (i) The Majority Shareholders shall, subject to the Company’s consent which shall not be unreasonably withheld, select an underwriter or underwriters in connection with any Public Offering resulting from the exercise by such Majority Shareholders of a Demand Registration, and (ii) the Company shall select an underwriter or underwriters in connection with any other Public Offering.  In connection with any Public Offering, the Company shall enter into customary agreements (including an underwriting agreement in customary form) and take all other customary actions as are reasonably required in order to expedite or facilitate the disposition of such Registrable Securities in any such Public Offering, including the engagement of a “qualified independent underwriter” in connection with the qualification of the underwriting arrangements with FINRA.

(g) Upon execution of confidentiality agreements in form and substance reasonably satisfactory to the Company, the Company shall make available for inspection by any Registering Shareholder and any underwriter participating in any disposition pursuant to a registration statement being filed by the Company pursuant to this Section 2.05 and any attorney, accountant or other professional retained by any such Shareholder or underwriter (collectively, the “Inspectors”), all financial and other records, pertinent corporate documents and properties of the Company and its Subsidiaries (collectively, the “Records”) as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the officers, directors and employees of the Company and its Subsidiaries to supply all information reasonably requested by any Inspectors in connection with such registration statement.  Records that the Company determines, in good faith, to be confidential and that it notifies the Inspectors are confidential shall not be disclosed by the Inspectors unless (i) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in such registration statement or (ii) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction.  Each Registering Shareholder agrees that information obtained by it as a result of such inspections shall be deemed confidential and shall not be used by it or its Affiliates for any other purpose (including as the basis for any market transactions in the Company Securities) unless and until such information is made generally available to the public.  Each Registering Shareholder further agrees that, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, it shall give notice to the Company and allow the Company, at its expense, to undertake appropriate action to prevent disclosure of the Records deemed confidential.

(h) The Company shall furnish to each Registering Shareholder and to each underwriter, if any, a signed counterpart, addressed to such Registering Shareholder or underwriter, of (i) an opinion or opinions of counsel to the Company and (ii) a comfort letter or comfort letters from the Company’s independent public accountants, each in customary form and covering such matters of the kind customarily covered by opinions or comfort letters, as the case may be, as a majority of such Registering Shareholders or the managing underwriter therefor reasonably requests.

(i) The Company shall otherwise comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, an earnings statement or such other document covering a period of at least 12 months, beginning within three months after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder.

(j) The Company may require each Registering Shareholder promptly to furnish in writing to the Company such information regarding the distribution of the Registrable Securities as the Company may from time to time reasonably request and such other information as may be legally required or reasonably requested in connection with such registration.

(k) Each Registering Shareholder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 2.05(e), such Shareholder shall forthwith discontinue disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until such Shareholder’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 2.05(e), and, if so directed by the Company, such Shareholder shall deliver to the Company all copies, other than any permanent file copies then in such Shareholder’s possession, of the most recent prospectus covering such Registrable Securities at the time of receipt of such notice.  If the Company shall give such notice, the Company shall extend the period during which such registration statement shall be maintained effective (including the period referred to in Section 2.05(a)) by the number of days during the period from and including the date of the giving of notice pursuant to Section 2.05(e) to the date when the Company shall make available to such Shareholder a prospectus supplemented or amended to conform with the requirements of Section 2.05(e).

(l) The Company shall use all reasonable efforts to list all Registrable Securities covered by such registration statement on any securities exchange or quotation system on which any of the Registrable Securities are then listed or traded.

(m) The Company shall have appropriate officers of the Company (i) prepare and make presentations at any “road shows” and before analysts, as the case may be, as reasonably requested and (ii) otherwise cooperate as reasonably requested by the underwriters in the offering, marketing or selling of the Registrable Securities.

Section 2.06. Indemnification by the Company. The Company agrees to indemnify and hold harmless each Registering Shareholder holding Registrable Securities covered by a registration statement, its officers, directors, employees, partners and agents, and each Person, if any, who controls such Shareholder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages, liabilities and expenses (including reasonable expenses of investigation and reasonable attorneys’ fees and expenses incurred in connection with actions, proceedings or settlements in respect thereof) (“Damages”) (i) caused by or relating to any untrue statement or alleged untrue statement of a material fact contained or incorporated by reference in any registration statement or prospectus relating to the Registrable Securities (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any preliminary prospectus, “issuer free writing prospectus” (as defined in Rule 433(h) of the Securities Act), offering circular, or other document (including any related registration statement, notification or similar document), together, the “Registration Documents” incident to any such registration, or (ii) caused by or relating to any omission or alleged omission in the Registration Documents to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) caused by or relating to any violation (or alleged violation) by the Company of applicable securities laws in connection with such registration, except in the case of clauses (i), (ii) and (iii) insofar as such Damages are caused by or related to any such untrue statement or omission or alleged untrue statement or omission so made or violation or alleged violation in each case based upon (A) information furnished in writing to the Company by such Registering Shareholder or on such Registering Shareholder’s behalf by its officers, directors, partners or legal counsel expressly for use therein or (B) information relating to Target furnished in writing to the Company by Target prior to the consummation of the Merger.  The Company also agrees to indemnify any underwriters of the Registrable Securities, their officers and directors and each Person who controls such underwriters within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act on substantially the same basis as that of the indemnification of the Registering Shareholders provided in this Section 2.06.

Section 2.07. Indemnification by Registering Shareholders. Each Registering Shareholder holding Registrable Securities included in any registration statement agrees, severally but not jointly, to indemnify and hold harmless the Company, its officers, directors and agents and each Person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Shareholder, but only with respect to information furnished in writing by such Registering Shareholder or on such Registering Shareholder’s behalf by its officers, directors, partners or legal counsel expressly for use in any registration statement or prospectus relating to the Registrable Securities, or any amendment or supplement thereto, or any preliminary prospectus. Each Registering Shareholder also agrees to indemnify and hold harmless underwriters of the Registrable Securities, their officers and directors and each Person who controls such underwriters within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act on substantially the same basis as that of the indemnification of the Company provided in this Section 2.07.  As a condition to including Registrable Securities in any registration statement filed in accordance with this Article, the Company may require that it shall have received an undertaking reasonably satisfactory to it from any underwriter to indemnify and hold it harmless to the extent customarily provided by underwriters with respect to similar securities.  No Registering Shareholder shall be liable under this Section 2.07 for any Damages in excess of the net proceeds actually received by such Registering Shareholder in the sale of Registrable Securities of such Registering Shareholder to which such Damages relate.

Section 2.08. Conduct of Indemnification Proceedings. If any proceeding (including any investigation by any Governmental Authority) shall be instituted involving any Person in respect of which indemnity may be sought pursuant to Section 2.06 or 2.07, such Person (an “Indemnified Party”) shall promptly notify the Person against whom such indemnity may be sought (the “Indemnifying Party”) in writing and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Party, and shall assume the payment of all fees and expenses; provided that the failure of any Indemnified Party so to notify the Indemnifying Party shall not relieve the Indemnifying Party of its obligations hereunder except to the extent that the Indemnifying Party is prejudiced by such failure to notify. In any such proceeding, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel or (ii) in the reasonable judgment of such Indemnified Party, representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them.  It is understood that, in connection with any proceeding or related proceedings in the same jurisdiction, the Indemnifying Party shall not be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) at any time for all such Indemnified Parties, and that all such fees and expenses shall be reimbursed as they are incurred.  In the case of any such separate firm for the Indemnified Parties, such firm shall be designated in writing by the Indemnified Parties.  The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent, or if there be a final judgment for the plaintiff, the Indemnifying Party shall indemnify and hold harmless such Indemnified Parties from and against any loss or liability (to the extent stated above) by reason of such settlement or judgment.  Without the prior written consent of the Indemnified Party, no Indemnifying Party shall effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability arising out of such proceeding.  Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with the defense of such claim and litigation resulting therefrom.

Section 2.09. Contribution. (a) If the indemnification provided for in Section 2.06 or 2.07 is held by a court of competent jurisdiction to be unavailable to the Indemnified Parties in respect of any Damages, then each such Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Damages,

(i) as between the Company and the Registering Shareholders holding Registrable Securities covered by a registration statement on the one hand and the underwriters on the other, in such proportion as is appropriate to reflect the relative benefits received by the Company and such Registering Shareholders on the one hand and the underwriters on the other, from the offering of the Registrable Securities, or if such allocation is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits but also the relative fault of the Company and such Registering Shareholders on the one hand and of such underwriters on the other in connection with the statements or omissions that resulted in such Damages, as well as any other relevant equitable considerations and

(ii) as between the Company on the one hand and each such Registering Shareholder on the other, in such proportion as is appropriate to reflect the relative fault of the Company and of each such Registering Shareholder in connection with such statements or omissions, as well as any other relevant equitable considerations.

The relative benefits received by the Company and such Registering Shareholders on the one hand and such underwriters on the other shall be deemed to be in the same proportion as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company and such Registering Shareholders bear to the total underwriting discounts and commissions received by such underwriters, in each case as set forth in the table on the cover page of the prospectus.  The relative fault of the Company and such Registering Shareholders on the one hand and of such underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and such Registering Shareholders or by such underwriters.  The relative fault of the Company on the one hand and of each such Registering Shareholder on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with a Public Offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.  Unless otherwise superseded by the underwriting agreement entered into in connection with a Public Offering, the obligations of the Company and the Registering Shareholders under this Section 2.09 shall survive the consummation of any offering of Registrable Securities in a registration statement under this Agreement, and shall survive the termination of this Agreement.

(b) The Company and the Registering Shareholders agree that it would not be just and equitable if contribution pursuant to this Section 2.09 were determined by pro rata allocation (even if the underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 2.09(a). The amount paid or payable by an Indemnified Party as a result of the Damages referred to in Section 2.09(a) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 2.09, no underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any Damages that such underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, and no Registering Shareholder shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities of such Shareholder were offered to the public (less underwriters’ discounts and commissions) exceeds the amount of any Damages that such Registering Shareholder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.  Each Registering Shareholder’s obligation to contribute pursuant to this Section 2.09 is several in the proportion that the proceeds of the offering received by such Registering Shareholder bears to the total proceeds of the offering received by all such Registering Shareholders and not joint.

Section 2.10. Participation in Public Offering. No Shareholder may participate in any Public Offering hereunder unless such Shareholder (a) agrees to sell such Shareholder’s Registrable Securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements and the provisions of this Agreement in respect of registration rights.

Section 2.11. Other Indemnification. Indemnification similar to that specified herein (with appropriate modifications) shall be given by the Company and each Registering Shareholder participating therein with respect to any required registration or other qualification of securities under any federal or state law or regulation or Governmental Authority other than the Securities Act.

Section 2.12. Cooperation by the Company. If any Shareholder shall Transfer any Registrable Securities pursuant to Rule 144, the Company shall cooperate, to the extent commercially reasonable, with such Shareholder and shall provide to such Shareholder such information as such Shareholder shall reasonably request.

Section 2.13. No Transfer of Registration Rights. Except as provided in Section 3.07, none of the rights of Shareholders under this Article shall be assignable by any Shareholder to any Person. Any such purported assignments in violation of this Section
2.13 shall be null and void.
ARTICLE 3
GENERAL PROVISIONS

Section 3.01. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission but not electronic mail) and shall be given,

(a)	if to the Company, to: Patriot Coal Corporation 12312 Olive Boulevard, Suite 400 St. Louis, Missouri 63141 Attention: Joseph W. Bean Facsimile No.: (314) 275-3656

with a copy to: Davis Polk & Wardwell 450 Lexington Avenue New York, NY 10017 Attention: William L. Taylor Facsimile No.: (212) 450-4800

(b)
 if to any Shareholder, to:

ArcLight Energy Partners Fund I, L.P.
ArcLight Energy Partners Fund II, L.P.
c/o ArcLight Capital Partners, LLC
152 West 57th Street, 53rd Floor
New York, NY 10019
Attention:       Robb E. Turner
                       Senior Partner
Facsimile No.:  212-888-9275

with a copy to:

ArcLight Energy Partners Fund I, L.P.
ArcLight Energy Partners Fund II, L.P.
c/o ArcLight Capital Partners, LLC
200 Clarendon Street, 55th Floor
Boston, MA 02117
Attention:       Christine M. Miller
                       Associate General Counsel
Facsimile No.: 617.867.4698

and a further copy to:

Skadden, Arps, Slate, Meagher & Flom LLP
Four Times Square
New York, New York 10022
Attention: Sean C. Doyle, Esq.
Facsimile No.: (212) 735-2000

or to such other address or facsimile number as such party may hereafter specify by notice to the other parties hereto.  All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. on a Business Day in the place of receipt.  Otherwise, any such notice, request or communication shall be deemed to have been received on the next succeeding Business Day in the place of receipt.

Section 3.02. Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

Section 3.03. Amendments and Waivers. (a) Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by the Company and a number of Shareholders owning at least a majority of the Company Securities owned by all Shareholders at such time, or in the case of a waiver, by the party against whom the waiver is to be effective.

(b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

Section 3.04. Termination. This Agreement shall terminate on the date that all Company Securities have ceased to be Registrable Securities, provided that the terms of Section 2.04 shall survive the termination of this Agreement until the Shareholders own less than 7.5% in the aggregate of the outstanding shares of Common Stock.  No party hereto shall be relieved from any liability for breach of this Agreement by reason of any such termination.  For the avoidance of doubt, this Agreement shall not otherwise terminate except with the mutual written agreement of each of the parties hereto.

Section 3.05. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other Governmental Authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

Section 3.06. Entire Agreement.  This Agreement constitutes the entire agreement of the parties and supersedes all prior agreements and undertakings, both written and oral, between the parties, or any of them, with respect to the subject matter hereof.

Section 3.07. Assignment. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, provided that no party may assign, delegate or otherwise transfer any of its rights, interests or obligations under this Agreement without the prior written consent of the other parties hereto, except that (i) the Company may assign, delegate or otherwise transfer any of its rights, interests or obligations under this Agreement to an Affiliate without the consent of any Shareholder and (ii) a Shareholder may assign, delegate or otherwise transfer any of its rights, interests or obligations under this Agreement to an Affiliate that agrees in writing to be bound by the terms of this Agreement without the consent of the Company in connection with a Transfer of Company Securities to such Affiliate provided that if such Affiliate ceases to be an Affiliate of the applicable Shareholder, such Affiliate shall cease to have any rights hereunder but shall otherwise continue to be bound by its obligations hereunder, but any such transfer or assignment shall not relieve the Company or the Shareholder, as the case may be, of its obligations hereunder.

Section 3.08. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to its conflicts of law principles.

Section 3.09. Jurisdiction. The parties hereto agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought in any federal court located in the State of Delaware or any Delaware state court, and each of the parties hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.  Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court.  Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 3.01 shall be deemed effective service of process on such party.

Section 3.10. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 3.11. Counterparts; Third Party Beneficiaries. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.  Until and unless each party has received a counterpart of this Agreement signed by each of the other parties, this Agreement shall have no effect, and no party shall have any right or obligation under this Agreement (whether by virtue of any other oral or written agreement or other communication).  This Agreement shall become effective when each party shall have received a counterpart hereof signed by the other parties.  No provision of this Agreement is intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.  Any such counterpart may be delivered by facsimile or other electronic format (including “.pdf”).

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

PATRIOT COAL CORPORATION

By:
Name:
Title:

ARCLIGHT ENERGY PARTNERS FUND I, L.P. and ARCLIGHT ENERGY PARTNERS FUND II, L.P.

ARCLIGHT ENERGY PARTNERS FUND I, L.P.

By:	ArcLight PEF GP, LLC, its General Partner

By:	ArcLight Capital Holdings, LLC, its Manager

By:
Name:
Title:

ARCLIGHT ENERGY PARTNERS FUND II, L.P.

By:	ArcLight PEF GP II, LLC, its General Partner

By:	ArcLight Capital Holdings, LLC, its Manager

By:
Name:
Title: